Exhibit F, Schedule 3(b)

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                                                PORTLAND GENERAL ELECTRIC COMPANY
                                                    Property & Casualty Risk

                                                Surety Bonds Outstanding in 2004



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                                                                                                       Premium
    Bond No.                         Effective  Exp/Anniv                                              Paid in
                  Surety    Amount      Date      Date      Description        Obligee      Principal    2004     Activity in 2004
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
72396 46973    USF&G-                                                                       Enron Corp.
               St. Paul    $1,055,000  7/1/97    7/1/05     Self-Insurer   State of Oregon   and PGE    $15,825 Paid annual premium
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